Exhibit 10.2

EXECUTION VERSION

FEDERAL HOME LOAN MORTGAGE CORPORATION
WARRANT TO PURCHASE COMMON STOCK

NO. 2008-1	September 7, 2008

VOID AFTER SEPTEMBER 7, 2028

THIS CERTIFIES THAT, for value received, the United States Department of the Treasury, with its principal office at 1500 Pennsylvania Avenue, NW, Washington, DC 20220 (the “Holder”), is entitled to purchase at the Exercise Price (defined below) from Federal Home Loan Mortgage Corporation, a government-sponsored enterprise of the United States of America, with its principal office at 8200 Jones Branch Drive, McLean, Virginia 22102 (the “Company”), shares of common stock, no par value, of the Company, as provided herein.

1.  Definitions. As used herein, the following terms shall have the following respective meanings:

“Affiliate” shall mean, as to any specified Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control,” when used with respect to any Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close.

“Common Stock” shall mean the common stock, no par value, of the Company, and all other stock of any class or classes (however designated) of the Company from time to time outstanding, the holders of which have the right, without limitation as to amount, either to all or to a share of the balance of current dividends or liquidating distributions after the payment of dividends and distributions on any shares entitled to preference.

“Exercise Period” shall mean the time period commencing with the date hereof and ending at 5:00 p.m. New York time on the 20th anniversary of the date hereof.

“Exercise Price” shall mean one one-thousandth of a cent ($0.00001) per share.

“Exercise Shares” shall mean the shares of the Common Stock issuable upon exercise of this Warrant, subject to adjustment pursuant to the terms herein, and shall also mean any other shares, securities, assets or property otherwise issuable upon exercise of this Warrant.

“Fair Market Value” shall mean, with respect to a share of Common Stock, or any other security of the Company or any other issuer:

(a)  the volume weighted average daily Market Price during the period of the most recent twenty (20) Trading Days, ending on the last Trading Day before the date of determination of Fair Market Value, if such class of Common Stock or other security is (i) traded on the New York Stock Exchange or any other U.S. national or regional securities exchange, or admitted to unlisted trading privileges on such an exchange, or (ii) is quoted or reported on the Over-the-Counter Bulletin Board (“OTCBB”) or by Pink OTC Markets Inc. or a similar organization or agency succeeding to its functions of reporting prices; or

(b)  if such class of Common Stock or other security is not then so listed, admitted to trading or quoted, the Fair Market Value shall be the Market Price on the last Business Day before the date of determination at Fair Market Value.

“Fully Diluted” shall mean, as of immediately prior to the exercise of this Warrant (or a portion of this Warrant), the sum of, without duplication, (i) the total number of shares of Common Stock outstanding and (ii) all shares of Common Stock issuable in respect of securities convertible into or exercisable or exchangeable for Common Stock, stock appreciation rights or options, warrants (including this Warrant) and other rights to purchase or subscribe for Common Stock or securities convertible into or exercisable or exchangeable for Common Stock (in each case, assuming that no restrictions apply with respect to conversion, exercise, exchange, subscription or purchase).

“Market Price” shall be, as of any specified date with respect to any share of any class of Common Stock or any other security of the Company or any other issuer:

(i)  the closing price on that date or, if no closing price is reported, the last reported sale price, of shares of the Common Stock or such other security on the New York Stock Exchange on that date; or

(ii)  if the Common Stock or such other security is not traded on the New York Stock Exchange, the closing price on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock or such other security is so traded or, if no closing price is reported, the last reported sale price of shares of the Common Stock or such other security on the principal U.S. national or regional securities exchange on which the Common Stock or such other security is so traded on that date; or

(iii)  if the Common Stock or such other security is not traded on a U.S. national or regional securities exchange, the last quoted bid price on that date for the Common Stock or such other security in the over-the-counter market as reported (x) by the OTCBB or (y) if reports are unavailable under clause (x) above by Pink OTC Markets Inc. or a similar organization or agency succeeding to its functions of reporting prices;

(iv)  if the Common Stock or such other security is not so quoted by OTCBB or Pink OTC Markets Inc. or a similar organization, the Market Price shall be determined in accordance with the Valuation Procedure.

“Participating Securities” shall mean, (i) any equity security (other than Common Stock) that entitles the holders thereof to participate in liquidations or other distributions with the holders of Common Stock or otherwise participate in the capital of the Company other than through a fixed or floating rate of return on capital loaned or invested, and (ii) any stock appreciation rights, phantom stock rights, or any other profit participation rights with respect to any of the Company’s capital stock or other equity ownership interest, or any rights or options to acquire any such rights.

“Person” shall mean any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, estate, unincorporated organization or government or any agency or political subdivision thereof, or any other entity whatsoever.

“Trading Day” shall mean, with respect to any class of Common Stock or any other security of the Company or any other issuer a day (i) on which the securities exchange or other trading platform applicable for purposes of determining the Market Price of a share or unit of such class of Common Stock or other security shall be open for business or (ii) for which quotations from such securities exchange or other trading platform of the character specified for purposes of determining such Market Price shall be reported.

“Valuation Procedure” shall mean a determination made in good faith by the Board of Directors of the Company (the “Board”) that is set forth in resolutions of the Board that are certified by the Secretary of the Company, which certified resolutions (i) set forth the basis of the Board’s determination, which, in the case of a valuation in excess of $100 million, shall include the Board’s reliance on the valuation of a nationally recognized investment banking or appraisal firm, and (ii) are delivered to the Holder within ten (10) Business Days following such determination. A Valuation Procedure with respect to the value of any capital stock shall be based on the price that would be paid for all of the capital stock of the issuer in an arm’s-length transaction between a willing buyer and a willing seller (neither acting under compulsion).

2.  Exercise of Warrant; Number of Shares.

2.1  Exercise. This Warrant may be exercised in whole or in part at any time during the Exercise Period, by delivery of the following to the Company at its address set forth above (or at such other address as it may designate by notice in writing to the Holder):

(a)  an executed Notice of Exercise in the form attached hereto;

(b)  payment of the Exercise Price (i) in cash or by check, (ii) by cancellation of indebtedness or (iii) pursuant to Section 2.2 hereof; and

(c)  this Warrant.

This Warrant will be exercisable for a number of shares of Common Stock that, together with the shares of Common Stock previously issued pursuant to this Warrant, is equal to 79.9% of the total number of shares of Common Stock outstanding on a Fully Diluted basis on the date of exercise. Whenever the Holder exercises this Warrant in whole or in part, it may assign its right to receive the Exercise Shares issuable upon such exercise to any other Person.

As soon as practicable (and in any event within five Business Days) after this Warrant shall have been exercised, a certificate or certificates for the Exercise Shares so purchased, registered in the name of the Holder or such other Person as may be designated by the Holder (to the extent such transfer is not validly restricted and upon payment of any transfer taxes that are required to be paid by the Holder in connection with any such transfer), shall be issued and delivered by the Company to the Holder or such other Person.

The Person in whose name any certificate or certificates for the Exercise Shares are to be issued upon exercise of this Warrant shall be deemed to have become the holder of record of such shares on the date on which this Warrant was surrendered and payment of the Exercise Price was made, irrespective of the date of delivery of such certificate or certificates, except that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such Person shall be deemed to have become the holder of such shares at the close of business on the next succeeding date on which the stock transfer books are open (whether before or after the end of the Exercise Period).

2.2  Net Exercise. Notwithstanding any provision herein to the contrary, if the Market Price of one share of the Common Stock is greater than the Exercise Price (at the date of calculation as set forth below), in lieu of exercising this Warrant by payment of cash, check or cancellation of indebtedness, the Holder may elect (the “Conversion Right”) to receive shares equal to the value (as determined below) of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with the properly endorsed Notice of Exercise in which event the Company shall issue to the Holder a number of shares of Common Stock computed using the following formula:

X = Y (A − B)
    A

Where X = the number of shares of Common Stock to be issued

Y = the number of shares of Common Stock purchasable under this Warrant or, if only a portion of this Warrant is being exercised, the portion of this Warrant being exercised (at the date of such calculation)

A = the Market Price of one share of the Common Stock (at the date of such calculation)

B = Exercise Price (as adjusted pursuant to the terms herein to the date of such calculation)

The Company shall pay all reasonable administrative costs incurred by the Holder in connection with the exercise of the Conversion Right by the Holder pursuant to this Section 2.2.

3.  Covenants and Representations of the Company

3.1  Covenants as to Exercise Shares.

(a)  The Company covenants and agrees that all Exercise Shares that may be issued upon the exercise of this Warrant will, upon issuance, be validly authorized, issued and outstanding, fully paid and nonassessable, free of preemptive rights and free from all taxes, liens and charges with respect to the issuance thereof. If the Common Stock or the class of securities of any other Exercise Shares is then listed or quoted on a national securities exchange or a regional securities exchange, all such Exercise Shares shall, upon issuance, also be so listed or quoted. The Company further covenants and agrees that the Company will at all times during the Exercise Period, have authorized and reserved solely for purposes of the exercise of this Warrant, free from preemptive rights, a sufficient number of shares of its Common Stock or the class of securities of any other Exercise Shares to provide for the exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof). If at any time during the Exercise Period the number of authorized but unissued shares of Common Stock or the class of securities of any other Exercise Shares shall not be sufficient to permit exercise in full of this Warrant (without taking into account any possible exercise pursuant to Section 2.2 hereof), the Company will take such corporate action as shall be necessary to increase its authorized but unissued shares of Common Stock or the class of securities of any other Exercise Shares to such number of shares as shall be sufficient for such purposes.

(b)  If at any time the Exercise Shares shall include any shares or other securities other than shares of Common Stock, or any other property or assets, the terms of this Warrant shall be modified or supplemented (and in the absence of express written documentation thereof, shall be deemed to be so modified or supplemented), and the Company shall take all actions as may be necessary to preserve, in a manner and on terms as nearly equivalent as practicable to the provisions of this Warrant as they apply to the Common Stock, the rights of the Holder hereunder, including any equitable replacements of the term “Common Stock” with the term “Exercise Shares” and adjustments of any formula included herein.

(c)  The Company’s filings under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), will comply in all material respects as to form with the Exchange Act and the rules and regulations thereunder.

(d)  Without prior written consent of the Holder, the Company shall not permit any Significant Subsidiary (as defined by Rule 1-02(w) of Regulation S-X under the Securities Act or any successor rule) to (i) issue or grant any capital stock or equity ownership interest, including any Participating Security; (ii) any rights, options, warrants or convertible security that is exercisable for or convertible into any capital stock or other equity ownership interest, including any Participating Security; or (iii) any stock appreciation rights, phantom stock rights, or any other profit participation rights, or any rights or options to acquire any such rights, in each case of clauses (i), (ii) and (iii) above, to any Person other than the Company or its wholly owned subsidiaries.

(e)  The Company shall not take any action that will result in an increase in the par value of the Common Stock.

3.2  No Impairment. Except and to the extent as waived or consented to in writing by the Holder, the Company will not, by amendment of its charter, bylaws or other governing documents or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Warrant and in the taking of all such action as may be necessary or appropriate in order to protect the exercise rights of the Holder against impairment or dilution consistent with the intent and principles expressed herein. If any event or occurrence shall occur (including without limitation, stock dividends and stock splits) as to which the failure to make any adjustment to the Exercise Price and/or the number of shares or other assets or property subject to this Warrant would adversely affect the purchase rights or value represented by this Warrant, including any issuance of Common Stock or Participating Securities, then, in each such case, the Company shall determine the adjustment, if any, on a basis consistent with the essential intent and principles herein, necessary to preserve, without dilution, the purchase rights represented by this Warrant. If such determination involves or is based on a determination of the Fair Market Value of any securities or other assets or property, such determination shall be made in accordance with the Valuation Procedure. Without limiting the foregoing, in the event of any dividend or distribution by the Company of assets or property (including shares of any other Person) on or with respect to the Common Stock, or any exchange of the shares of Common Stock into any other assets, property or securities, this Warrant will be equitably adjusted to permit the Holder to receive upon exercise the assets, property or securities that would have been received if the Warrant had been exercised immediately prior to such dividend, distribution or exchange.

3.3  Notice of Record Date. In the event (i) the Company takes a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, (ii) the Company authorizes the granting to the holders of Common Stock (or holders of the class of securities of any other Exercise Shares) of rights to subscribe to or purchase any shares of capital stock of any class or securities convertible into any shares of capital stock or of any other right, (iii) the Company authorizes any reclassification of, or any recapitalization involving, any class of Common Stock or any consolidation or merger to which the Company is a party and for which approval of the stockholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company, (iv) the Company authorizes or consents to or otherwise commences the voluntary or involuntary dissolution, liquidation or winding up of the Company or (v) the Company authorizes or takes any other action that would trigger an adjustment in the Exercise Price or the number or amount of shares of Common Stock or other Exercise Shares subject to this Warrant, the Company shall mail to the Holder, at least ten (10) days prior to the earlier of the record date for any such action or stockholder vote and the date of such action, a notice specifying (a) which action is to be taken and the date on which any such record is to be taken for the purpose of any such action, (b) the date that any such action is to take place and (c) the amount and character of any stock, other securities or property and amounts, or rights or options with respect thereto, proposed to be issued, granted or delivered to each holder of Common Stock (or holders of the class of securities of any other Exercise Shares).

4.  Fractional Shares. No fractional shares shall be issued upon the exercise of this Warrant. All Exercise Shares (including fractions) issuable upon exercise of this Warrant may be aggregated for purposes of determining whether the exercise would result in the issuance of any fractional share. If, after aggregation, the exercise would result in the issuance of a fractional share, the Company shall, in lieu of issuance of any fractional share, pay the Holder otherwise entitled to such fraction a sum in cash equal to the product resulting from multiplying such fractional amount by the Fair Market Value of one share of Common Stock.

5.  Listing Rights. The Company shall use its best efforts, upon the request of the Holder, to cause the Exercise Shares to be listed or quoted on a national securities exchange or a regional securities exchange.

6.  No Stockholder Rights or Liabilities. Without limiting the consent rights of the Holder contained in Section 3, this Warrant in and of itself shall not entitle the Holder to any voting rights or other rights as a stockholder of the Company. No provision of this Warrant, in the absence of affirmative action by the Holder to exercise this Warrant in exchange for shares of Common Stock, and no mere enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the Exercise Price or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.

7.  Transfer of Warrant. This Warrant is not transferable; provided, however, that the Holder may assign its rights to receive shares upon exercise of this Warrant pursuant to Section 2.1.

8.  Payment of Taxes on Stock Certificate Issues Upon Exercise. The initial issuance of certificates of Common Stock upon any exercise of this Warrant shall be made without charge to the exercising Holder for any transfer, stamp or similar tax or for any other governmental charges that may be imposed in respect of the issuance of such stock certificates, and such stock certificates shall be issued in the respective names of, or in such names as may be directed by, the Holder; provided, however, that the Company shall not be required to pay any tax or such other charges that may be payable in respect of any transfer involved in the issuance and delivery of any such stock certificate, any new warrants or other securities in a name other than that of the Holder upon exercise of this Warrant (other than to an Affiliate), and the Company shall not be required to issue or deliver such certificates or other securities unless and until the Person or Persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid or is not payable.

9.  Lost, Stolen, Mutilated or Destroyed Warrant. If this Warrant is lost, stolen, mutilated or destroyed, the Company may, on such terms as to indemnity or otherwise as it may reasonably impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant of like denomination and tenor as this Warrant so lost, stolen, mutilated or destroyed. Any such new Warrant shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant shall be at any time enforceable by anyone.

10.  Closing of Books. The Company will at no time close its transfer books against the transfer of any shares of Common Stock issued or issuable upon the exercise or conversion of any Warrant in any manner which interferes with the timely exercise or conversion of this Warrant.

11.  Notices, Etc. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient or if not, then on the next Business Day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) Business Day after deposit with a nationally recognized overnight courier, specifying next Business Day delivery, with written verification of receipt. All notices and other communications shall be sent to the Company at the address listed on the signature page and to Holder at the address set forth below or at such other address as the Company or Holder may designate by ten (10) days advance written notice to the other parties hereto:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attn: Under Secretary for Domestic Finance

with a copy to:

United States Department of the Treasury
1500 Pennsylvania Avenue, NW
Washington, DC 20220
Attn: General Counsel

12.  Acceptance. Receipt of this Warrant by the Holder shall constitute acceptance of and agreement to all of the terms and conditions contained herein.

13.  Binding Effect on Successors. This Warrant shall be binding upon any Person succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the obligations of the Company relating to the Common Stock issuable upon the exercise or conversion of this Warrant shall survive the exercise, conversion and termination of this Warrant and all of the covenants and agreements of the Company shall inure to the benefit of the successors and assigns of the Holder.

14.  Governing Law. This Warrant and all rights, obligations and liabilities hereunder shall be governed and construed in accordance with Federal law, if and to the extent such Federal law is applicable, and otherwise in accordance with the law of the State of New York.

IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its duly authorized officer as of September 7, 2008.

FEDERAL HOME LOAN MORTGAGE
CORPORATION, by

The Federal Housing Finance Agency, its Conservator

/s/  James B. Lockhart III
James B. Lockhart III
Director

Address:	8200 Jones Branch Drive
McLean, Virginia 22102

Signature Page to Warrant

NOTICE OF EXERCISE

TO:	FEDERAL HOME LOAN MORTGAGE CORPORATION

(1)    ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of Federal Home Loan Mortgage Corporation (the “Company”) pursuant to the terms of the attached Warrant, and tenders herewith or is delivering by wire transfer to account number                      at                      (bank) payment of the exercise price in full.

     ☐ The undersigned hereby elects to purchase                      shares of the Common Stock of the Company pursuant to the terms of the net exercise provisions set forth in Section 2.2 of the attached Warrant.

(2)    Please issue a certificate or certificates representing said shares of Common Stock in the name of the undersigned or in such other name as is specified below:

(Name)

(Address)

(Date)	(Signature)

(Print name)